Exhibit 99.1

Nakamoto Reports Fourth Quarter and Full Year 2025 Results; Provides Update on Bitcoin Strategy

Built Scalable Bitcoin Operating Company Combining Treasury, Media, Asset Management and Advisory Capabilities

NASHVILLE, Tenn. – March 30, 2026: Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), today announced its financial and operating results for the fourth quarter and full year ended December 31, 2025, along with an update on its Bitcoin strategy and recent developments.

Since launching its Bitcoin strategy in August 2025, Nakamoto has focused on a clear objective: to build a scalable operating company with a Bitcoin treasury as a foundation. Over the past six months, the Company has executed a series of foundational initiatives to position itself as a leading Bitcoin-native company. These efforts have transformed Nakamoto into a vertically integrated operating business with diversified, revenue-generating businesses designed to support long-term growth and compound shareholder value.

Operational Highlights Since Launch of Bitcoin Strategy

●	Transformation into a Bitcoin operating company through the merger of Nakamoto Holdings Inc. and KindlyMD Inc, launching our long-term strategy.
●	Establishment of a strategic Bitcoin treasury, positioning Bitcoin as a core reserve asset and foundational component of the Company’s capital strategy.
●	Completion of the corporate rebrand to Nakamoto Inc., aligning the Company’s identity with its evolution into a Bitcoin-native operating business.
●	Expansion beyond a treasury-focused model into a multi-vertical operating business, including:

◌	Acquisition of BTC Inc (February 2026), providing a leading media and events company within the Bitcoin ecosystem.
◌	Acquisition of UTXO Management (February 2026), adding asset management and capital allocation capabilities across public and private markets.

●	Development of an integrated Bitcoin ecosystem, spanning media & information services, asset management & financial services, and advisory & consulting services, designed to generate recurring revenue and support continued growth across the verticals.
●	Initiation of the orderly exit of legacy Healthcare Operations, expected to reduce operating losses and streamline Nakamoto’s operating structure.
●	Completion of a share repurchase program, purchasing 2,332,206 shares of common stock reflecting management’s confidence in the long-term value of the business.
●	Enhancement of executive leadership with the appointment of experienced public company executives, including Teri Gendron as Chief Financial Officer and Treasurer and John Dalton as Chief Accounting Officer and Controller, enhancing the Company’s financial reporting, capital markets capabilities, and operational discipline.

“Nakamoto Holdings entered 2025 with the mandate to launch a public, Bitcoin-native enterprise and executed that vision through the merger with KindlyMD in August 2025,” said David Bailey, Chief Executive Officer of Nakamoto. “Our first year was dedicated to assembling that engine. We established a robust Bitcoin treasury, built a scalable capital strategy, and, with the acquisitions of BTC Inc and UTXO, transitioned into a fully integrated Bitcoin operating business with the scale and infrastructure to drive sustained growth.”

“The next phase of Nakamoto will be defined by execution. We are focused on completing the integration of our acquisitions, driving operating leverage, and scaling our company through expanded products, services, and growth initiatives across each of our verticals. At the same time, we will continue to evaluate high-conviction M&A opportunities that align with our strategy and strengthen our operating capabilities. Our objective is to build a scalable operating company that can allocate capital effectively, adapt to evolving market dynamics, and grow alongside the broader digital asset economy. We remain committed to Bitcoin as a long-term strategic asset and are focused on growing our treasury in a disciplined and capital-efficient manner.”

Strategic Transformation and Bitcoin Operating Company Development

Nakamoto’s execution over the second half of 2025 reflects a strategic shift under the Company’s new leadership team toward the development of a scalable, Bitcoin-native operating business. In the third quarter of 2025, the Company completed a successful fundraising and the merger with Nakamoto Holdings and KindlyMD. In early 2026, the Company rebranded to Nakamoto, signaling the alignment of the public market business with the long-term Bitcoin strategy.

As of February 2026, Nakamoto completed the acquisitions of BTC Inc and UTXO Management. Together, these businesses form an integrated business spanning media, asset management, and advisory services. These verticals are unified in a single operating business with shared infrastructure and governance, designed to generate recurring earnings and support long-term growth. Nakamoto expects operating cash flow to be reinvested into operating business & product expansion, strategic investments, and Bitcoin accumulation, enhancing capital allocation flexibility and balance sheet efficiency over time.

Amanda Fabiano, Nakamoto’s Chief Operating Officer, added, “The foundation we developed in 2025 positions us to shift from buildout to execution. Our focus now is on strengthening our operating businesses, scaling revenue-generating initiatives, and building infrastructure for a unified Bitcoin company. By combining operating income with disciplined capital allocation, we aim to reinvest into growth initiatives and Bitcoin accumulation while strengthening Nakamoto over time.”

Over the past year, Nakamoto has taken deliberate steps to design its operations and balance sheet to support its long-term strategy. The Company is exiting its legacy Healthcare Operations, which is expected to reduce operating losses, while establishing a dedicated U.S. dollar operating reserve to fund near-term activities. These actions will enable Nakamoto to support operations while maintaining its core Bitcoin treasury, positioning the Company for more disciplined growth going forward.

Transition to Execution Phase

With the foundational buildout of the Company largely complete, Nakamoto is entering its next phase focused on execution, integration, and operating leverage. The Company expects to:

●	Reduce operating losses following the exit of its legacy Healthcare Operations;
●	Increase contribution from operating businesses, including BTC Inc and UTXO; and
●	Recognize greater alignment between operating cash flow, capital allocation, and Bitcoin accumulation.

Financial Summary

The Company’s 2025 results reflect a period of significant transformation, including the buildout of its Bitcoin treasury and operating business. Reported losses were primarily driven by non-cash changes in the fair value of digital assets and investments, as well as expenses associated with strategic transactions. As Nakamoto completes the integration of its new subsidiaries and streamlining of cost structure, management expects improved operating performance and long-term value creation.

	For the Quarter Ended December 31, 2025				For the Quarter Ended December 31, 2024
	Bitcoin Operations	Healthcare Operations	Other	Total	Bitcoin Operations	Healthcare Operations	Other	Total
Revenue	$-	$444,924	$-	$444,924	$-	$603,887	$-	$603,887

Operating expenses:
Compensation	116,662	280,481	2,232,877	2,630,020	-	913,591	-	913,591
General and administrative	536,493	469,943	4,059,264	5,065,700	-	647,200	-	647,200
Other operating expenses	-	40,040	-	40,040	-	65,729	-	65,729
Loss on change in fair value of digital assets	142,577,674	-	-	142,577,674	-	-	-	-
Loss on investments	10,846,176	-	-	10,846,176	-	-	-	-
Total operating expenses	154,077,005	790,464	6,292,141	161,159,610	-	1,626,520	-	1,626,520

Operating loss (GAAP)	(154,077,005)	(345,540)	(6,292,141)	(160,714,686)	-	(1,022,633)	-	(1,022,633)

Adjustments
Loss on change in fair value of digital assets	142,577,674	-	-	142,577,674	-	-	-	-
Loss on investments	10,846,176	-	-	10,846,176	-	-	-	-
Transaction-related compensation	31,250	230,319	594,649	856,218	-	-	-	-
Transaction-related general and administrative	-	65,476	1,156,045	1,221,521	-	-	-	-
Total adjustments	153,455,100	295,795	1,750,694	155,501,589	-	-	-	-

Adjusted operating loss (non-GAAP)	(621,905)	(49,745)	(4,541,447)	(5,213,097)	-	(1,022,633)	-	(1,022,633)

Fourth Quarter 2025 Highlights

Bitcoin Operations:

●	Loss on changes in fair value of digital assets of $142.6 million reflects the decline in the value of Bitcoin from $114,078 as of September 30, 2025, to $87,519 as of December 31, 2025;
●	Loss on investments of $10.8 million primarily relates to the decline in value of the Company’s Metaplanet Bitcoin-related investment.

Healthcare Operations:

●	Continued operating losses driven by decreases in cash-pay patient services and the closing of one of the Healthcare Operation’s clinic;
●	Salaries and wages benefit from a year-end change in compensation amounts of approximately $1 million;
●	The Company has initiated an exit of its Healthcare Operations that management anticipates will progress over the next two quarters. The exit is expected to reduce operating losses and simplify the Company’s cost structure, allowing full focus on Nakamoto’s Bitcoin-native business.

Other:

●	Transaction related expenses of $1.8 million relate both to costs associated with the Nakamoto merger, as well as due diligence costs associated with the February 2026 acquisitions of BTC Inc and UTXO.

Non-Operating Items

●	Results were impacted by gains of $204.5 million for the fourth quarter and $226.4 million for the full year related to the increase in the fair value of Nakamoto’s call option to acquire BTC Inc and UTXO.

	For the Year Ended December 31, 2025				For the Year Ended December 31, 2024
	Bitcoin Operations	Healthcare Operations	Other	Total	Bitcoin Operations	Healthcare Operations	Other	Total
Revenue	$-	$1,821,315	$-	$1,821,315	$-	$2,719,840	$-	$2,719,840

Operating expenses:
Compensation	349,098	4,710,456	6,028,501	11,088,055	-	3,562,405	-	3,562,405
General and administrative	718,869	4,157,646	6,885,858	11,762,373	-	1,907,055	-	1,907,055
Other operating expenses	-	100,477	-	100,477	-	597,151	-	597,151
Loss (gain) on change in fair value of digital assets	166,225,876	(131,969)	-	166,093,907	-	-	-	-
Loss on investments	9,915,745	-	-	9,915,745	-	-	-	-
Total operating expenses	177,209,588	8,836,610	12,914,359	198,960,557	-	6,066,611	-	6,066,611

Operating loss (GAAP)	(177,209,588)	(7,015,295)	(12,914,359)	(197,139,242)	-	(3,346,771)	-	(3,346,771)

Adjustments
Loss (gain) on change in fair value of digital assets	166,225,876	(131,969)	-	166,093,907	-	-	-	-
Loss on investments	9,915,745	-	-	9,915,745	-	-	-	-
Transaction-related compensation	114,583	310,319	2,773,681	3,198,583	-	-	-	-
Transaction-related general and administrative	-	2,110,811	2,219,920	4,330,731	-	-	-	-
Total adjustments	176,256,204	2,289,161	4,993,601	183,538,966	-	-	-	-

Adjusted operating loss (non-GAAP)	(953,384)	(4,726,134)	(7,920,758)	(13,600,276)	-	(3,346,771)	-	(3,346,771)

Full Year 2025 Highlights

Bitcoin Operations:

●	Loss on changes in fair value of digital assets of $166.2 million reflects the decline in the value of Bitcoin from Nakamoto’s weighted average purchase price $118,171 to $87,519 at December 31, 2025;
●	As of year end, the Company held 5,342 Bitcoin;
●	Loss on investments of $9.9 million primarily relates to the decline in value of the Company’s Metaplanet Bitcoin-related investment.

Healthcare Operations:

●	Operating losses driven by decreases in cash-pay patient services and the closing of one of the Healthcare Operation’s clinic;

Other:

●	Transaction-related expenses of $5.0 million relate primarily to costs associated with the Nakamoto merger.

Liquidity Highlights

Subsequent to year-end, Nakamoto took steps to further strengthen its balance sheet and enhance financial flexibility. The Company sold approximately $20 million of Bitcoin to establish a dedicated U.S. dollar operating reserve. This reserve is intended to fund strategic initiatives, integration activities, and operating expenses—inclusive of interest expense related to the outstanding Kraken loan—enabling the Company to support near-term liquidity needs.

Nakamoto continues to view its Bitcoin holdings as a long-term strategic treasury asset. Management believes this approach reflects a disciplined capital strategy that separates long-term Bitcoin exposure from short-term operating liquidity, while preserving the Company’s ability to benefit from Bitcoin appreciation over time.

Enterprise Value: As of December 31, 2025, the Company’s enterprise value was $341 million, calculated as market capitalization of $154 million, plus notes payable of $210 million, less cash and cash equivalents of $23 million.

Shares Issued and Outstanding: As of December 31, 2025, Nakamoto’s shares outstanding were 437,946,327 and fully diluted shares outstanding were 526,086,844. As of March 27, 2026, shares outstanding were 690,018,254, and fully diluted shares outstanding were 892,723,518.

About Nakamoto Inc.

Nakamoto Inc. (NASDAQ: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to Nakamoto. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, including, without limitation, statements about expectations regarding anticipated synergies, cross−selling opportunities, operational plans, market expansion, the long−term strategic impact or anticipated effects of the BTC Inc and UTXO acquisitions, financial projections of BTC Inc and/or UTXO, Bitcoin-related strategies, Bitcoin treasury management activities, and Nakamoto’s anticipated holding of Bitcoin as part of its corporate treasury. Such forward-looking statements are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of Nakamoto and its operations, subsidiaries, strategies and plans, expectations regarding anticipated synergies, cross−selling opportunities, operational plans, market expansion, the long−term strategic impact or anticipated effects of the BTC Inc and UTXO acquisitions, financial projections of BTC Inc and/or UTXO, Bitcoin-related strategies, and Bitcoin treasury management activities. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Factors that could cause actual results to differ include, but are not limited to, the following: the acquisition of BTC Inc or UTXO may not provide the benefits we anticipate receiving due to any number of factors, including the inability of BTC Inc or UTXO to maintain current level of earnings or to continue to grow its sales to new and existing customers; our inability to successfully cross-sell business between our existing customers and BTC Inc’s or UTXO’s existing products or services, or expand products or services to new customers; the effect of the BTC Inc and UTXO acquisitions on our business relationships, performance, and business generally; and we may encounter difficulties with integration or unanticipated costs related to the BTC Inc and UTXO acquisitions; Bitcoin market volatility; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Nakamoto’s control, including those detailed in Nakamoto’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of Nakamoto that are filed, or will filed, with the SEC that are or will be available on Nakamoto’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Nakamoto believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Nakamoto does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures consisting of Adjusted operating loss and fully diluted shares outstanding. We define Adjusted operating loss as the removal of the change in fair value of digital assets, loss on investments, transaction-related compensation and transaction-related general and administrative expenses from our operating loss (“Adjusted operating loss”). We define fully diluted shares outstanding as common shares outstanding and all options, warrants, hold back shares for the BTC Inc and UTXO acquisitions, restricted stock units and shares to be issued upon delivery of letters of transmittal from BTC Inc stockholders (“Fully Diluted Shares Outstanding”). Non-GAAP financial measures are financial measures that are derived from consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures are subject to material limitations as they are not measurements prepared in accordance with GAAP, and are not a substitute for such measurements. Nakamoto uses these non-GAAP financial measures and other key metrics internally to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. Nakamoto believes these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of its business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in Nakamoto’s industry, may report Adjusted operating loss and Fully Diluted Shares Outstanding, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com

Statement of Operations

(unaudited)	For the Quarter Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenue	$444,924	$603,887	$1,821,315	$2,719,840

Operating expenses:
Compensation	2,630,020	913,591	11,088,055	3,562,405
General and administrative	5,065,700	647,200	11,762,373	1,907,055
Other operating expenses	40,040	65,729	100,477	597,151
Loss on change in fair value of digital assets	142,577,674	-	166,093,907	-
Loss on investments	10,846,176	-	9,915,745	-
Total operating expenses	161,159,610	1,626,520	198,960,557	6,066,611

Operating loss	(160,714,686)	(1,022,633)	(197,139,242)	(3,346,771)

Non-operating income (expense):
Other income, net	763,098	29,212	73,342	161,461
Interest expense	(7,050,583)	(8,100)	(7,060,581)	(393,448)
Change in fair value of call option - related party	204,529,000	-	226,374,000	-
Debt restructuring costs	(268,146)	-	(14,722,631)	(38,889)
Loss on acquisition of Nakamoto Holdings	-	-	(59,753,811)	-
Total non-operating income (expense)	197,973,369	21,112	144,910,319	(270,876)

Net income (loss) before provision for income taxes	37,258,683	(1,001,521)	(52,228,923)	(3,617,647)

Provision for income taxes	-	-	-	-
Net income (loss)	$37,258,683	$(1,001,521)	$(52,228,923)	$(3,617,647)

Net income (loss) per common stock - basic	$0.07	$(0.17)	$(0.26)	$(0.67)
Net income (loss) per common stock - diluted	$0.07	$(0.17)	$(0.26)	$(0.67)

Weighted average shares outstanding - basic	511,617,415	5,972,367	200,201,551	5,391,433
Weighted average shares outstanding - diluted	511,617,415	5,972,367	200,201,551	5,391,433

Reconciliation of Shares Outstanding to Fully Diluted Shares Outstanding

The following table presents a reconciliation of Common Shares Outstanding to Fully Diluted Shares Outstanding, the most directly comparable GAAP measure:

	December 31, 2025	March 27, 2026
Common Shares Outstanding (GAAP)	437,946,327	690,018,254
Options	292,769	78,714,493
Pre-Funded Warrants	71,704,975	61,704,975
Holdback Shares for BTC Inc and UTXO Acquisitions	-	27,483,604
Restricted Stock Units	15,656,055	17,636,822
Shares to be Issued Upon Letters of Transmittal	-	16,678,652
Cash Warrants - Tradeable	384,936	384,936
Cash Warrants - Non-Tradeable	101,782	101,782
Fully Diluted Shares Outstanding (non-GAAP)	526,086,844	892,723,518